April 28, 2000

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549-1004

ATTN:    Document Control - EDGAR

RE:      American Enterprise MVA Account
         Wells Fargo AdvantageSM Variable Annuity
         Wells Fargo AdvantageSM Builder Variable Annuity
         American Express Signature Variable AnnuitySM
         American Express Signature One Variable AnnuitySM
         American Express New Solutions Variable AnnuitySM
         Post-Effective Amendment No. 5 on Form S-1
         File No. 333-86297

Dear Commissioners:

American Enterprise MVA Account, the Registrant, has filed Post-Effective Amendment No. 5, to the above referenced Form S-1 Registration Statement. Pursuant to Rule 461, the Underwriter, American Express Financial Advisors Inc., now respectfully requests that the effective date of the Registration be accelerated and that the Registration Statement be declared effective on May 1, 2000.

Yours truly,

American Express Financial Advisors Inc.


By: /s/  William A. Stoltzmann
         William A. Stoltzmann
         Vice President and Assistant General Counsel